EXHIBIT 99.1

545 Long Wharf Drive, 5th floor, New Haven, CT 06511 Tel: 1-877-DSL-NET1 Fax: 203-624-3612 Email: info@dsl.net Web: www.dsl.net

DSL.net Reports Q-4, Year-End 2005 Results

NEW HAVEN, Conn., March 31, 2006 - DSL.net, Inc. (OTCBB: DSLN), a leading nationwide provider of broadband communications services to businesses, today reported fourth-quarter and year-end 2005 financial results.

The Company sold its wholly owned, Minneapolis-based subsidiary, VISI, on December 7, 2005. As a result, the Company has reclassified VISI’s operations as discontinued operations and, accordingly, has segregated the assets, liabilities, revenue and expenses of the discontinued operations in its Consolidated Balance Sheets, Statements of Operations and notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2005, being filed today. The financial results for discontinued operations for the fourth-quarter 2005 and full-year 2005 and 2004 periods, as reported herein (except for Adjusted EBITDA and free cash flow), conform with this reclassification.

Revenue from continuing operations for the fourth quarter of 2005 was $10.9 million, compared to revenue from continuing operations of $14.2 million for the fourth quarter of 2004. Revenue from continuing operations for the full year 2005, was $49.0 million, compared to revenue from continuing operations of $60.8 million for 2004.

The Company generated gross margin (defined as revenue less network expense) from continuing operations of $2.1 million (19% of revenue) for the fourth quarter of 2005, compared to gross margin from continuing operations of $4.7 million (33% of revenue) for the fourth quarter of 2004. Gross margin from continuing operations for the full year 2005, was $14.0 million (29% of revenue), compared to gross margin from continuing operations of $17.8 million (29% of revenue) for 2004.

Income from continuing operations, net of income taxes, for the fourth quarter of 2005 was $8.6 million, compared to a loss from continuing operations, net of income taxes, of $4.4 million for the fourth quarter of 2004. For the full year 2005, loss from continuing operations, net of income taxes, was $2.9 million, compared to a loss from continuing operations, net of income taxes, of $23.3 million for the 2004 period. Significantly contributing to these improvements was a non-recurring gain on extinguishment of debt of $13.4 million during the fourth quarter of 2005. Largely as a result of such non-recurring contribution to income from continuing operations, the Company reported per share net income from continuing operations of $0.05 per share for the fourth quarter of 2005, compared to a net loss from continuing operations of $0.02 per share for the same 2004 period. For the full year of 2005, net income from continuing operations was approximately $0.00 per share, compared to a net loss from continuing operations of $0.20 per share for 2004.

“While revenue has declined, primarily as a result of certain former cost-cutting efforts associated with the restructuring of our sales program, our fourth-quarter results demonstrate that we are making strides in balancing overall cost containment goals with prudent and strategic sales and operational initiatives,” said David F. Struwas, president and chief executive officer of DSL.net. “We continue to focus our efforts on leveraging our core assets to position the Company as an attractive player in the broadband data and integrated VoIP (Voice over Internet Protocol) sectors in the Northeast/Mid-Atlantic corridor. Our pilot program for a new integrated VoIP and data offering called Duet(SM), launched in the first quarter of 2006, has been well-received. Further, we recently completed plans to move our corporate headquarters from New Haven to Wallingford, CT, and consolidate other operations that will result in annualized office lease savings of approximately $850,000 beginning June 1, 2006.”

Income from discontinued operations, net of income taxes, for the fourth quarter of 2005 was $304 thousand (which included a $341 thousand gain from the sale of discontinued operations), compared to income from discontinued operations, net of income taxes, of $20 thousand for the fourth quarter of 2004. For the full year 2005, loss from discontinued operations, net of income taxes, was $5.5 million (which included the aforementioned gain from the sale of discontinued operations of $341 thousand, and an impairment loss on discontinued operations of $6.0 million), compared to a gain from discontinued operations, net of income taxes, of $120 thousand for the 2004 period. On a per share basis, the Company reported net income from discontinued operations of approximately $0.00 per share for the fourth quarters of 2005 and 2004. For the full year 2005, net loss from discontinued operations was $0.02 per share, compared to net income from discontinued operations of approximately $0.00 per share for 2004.

On a consolidated basis (results of continuing and discontinued operations):

The Company reported net income of $8.9 million ($0.05 per share) for the fourth quarter of 2005, compared to a net loss of $4.4 million ($0.02 per share) in the fourth quarter of 2004. For the full year 2005, the Company reported a net loss of $8.4 million ($0.02 per share) compared to a net loss of $23.2 million ($0.20 per share) for 2004.

Earnings before interest, taxes, depreciation, amortization, other income (expense) and non-cash stock compensation (“Adjusted EBITDA”) for the fourth quarter of 2005 was negative $2.0 million, compared to positive $0.5 million for the fourth quarter of 2004. Adjusted EBITDA for the full year 2005, was negative $1.6 million, compared to Adjusted EBITDA of negative $4.9 million for 2004.

Free cash flow (defined as Adjusted EBITDA minus capital expenditures) for the fourth quarter of 2005 was negative $2.0 million, compared to free cash flow of positive $0.4 million for the fourth quarter of 2004. For the full year 2005, free cash flow was negative $2.0 million, compared to free cash flow of negative $5.5 million from continuing operations for 2004.

At December 31, 2005, the Company had $8.8 million in cash and total assets of $22.8 million compared to cash of $7.0 million and total assets of $40.9 million (including $10.2 million in assets of discontinued operations) at December 31, 2004.

“We are actively continuing our efforts to raise additional financing in 2006 in order to repay all of our secured debt obligations which mature in 2006,” said Walter Keisch, the Company’s chief financial officer.

As part of its ongoing cost-cutting initiatives and its move from the American Stock Exchange to the OTC Bulletin Board for the trading of the Company’s common stock, DSL.net will discontinue hosting quarterly conference calls to discuss its financial results. DSL.net will continue to update shareholders through press releases, postings in the investor relations section of the Company’s Web site and through its regular public filings with the Securities and Exchange Commission.

About DSL.net
DSL.net, Inc. is a leading nationwide provider of broadband communications services to businesses. The Company combines its own facilities, nationwide network infrastructure and Internet Service Provider (ISP) capabilities to provide high-speed Internet access, private network solutions and value-added services directly to small- and medium-sized businesses or larger enterprises looking to connect multiple locations. DSL.net product offerings include T-1, DS-3 and business-class DSL services, virtual private networks (VPNs), frame relay, Web hosting, DNS management, enhanced e-mail, online data backup and recovery services, firewalls and nationwide dial-up services, as well as integrated voice and data offerings in select markets. For more information, visit www.dsl.net or www.getduet.com, e-mail info@dsl.net, or call 1-877-DSL-NET1 (1-877-375-6381).

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, to the extent it does, these forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond DSL.net's control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties associated with DSL.net’s business include, among other things, (i) fluctuations in DSL.net's quarterly operating results, which could adversely affect the price of its common stock; (ii) DSL.net's unproven business model, which may not be successful; (iii) DSL.net’s ability to raise sufficient additional capital on acceptable terms, or at all, to finance continuing operations and to pay off DSL.net’s senior secured debt; (iv) DSL.net's failure to generate sufficient revenue, contain certain discretionary spending, achieve certain other business plan objectives, or obtain additional debt or equity financing could have a material adverse effect on DSL.net’s results of operations or financial position, or cause it to restructure its operations to further reduce operating costs or to cease operations or to sell all or a portion of DSL.net’s assets; (v) regulatory, legislative and judicial developments, which could adversely affect the way DSL.net operates its business or increase its costs of operations; (vi) competition; (vii) the marketplace’s receptiveness to DSL.net’s offering of integrated voice and data services; (viii) DSL.net’s ability to recruit and retain qualified personnel; and (ix) DSL.net's dependence on third-party providers to supply it with local DSL and T-1 facilities in areas where it has not deployed its own equipment. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. DSL.net undertakes no obligation, and disclaims any obligation, to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks faced by DSL.net, see the disclosure contained under “Risk Factors'' in DSL.net’s Annual Report on Form 10-K for the year ended December 31, 2004, which has been filed with the Securities and Exchange Commission.

DSL.net is a trademark of DSL.net, Inc. Other company names may be trademarks of their respective owners.

Contact:	Joe Tomkowicz
203-782-3885
jtomkowicz@dsl.net

(Financial tables follow)

DSL.net, Inc.
Statements of Operations
(dollars in thousands, except per share data)

	(unaudited)
	Three Months Ended				Twelve Months Ended
Statements of Operations	December 31,				December 31,
	2005		2004		2005		2004
Revenue		$10,923		$14,228		$49,019		$60,755

Operating expenses:
Network		8,806		9,560		34,972		42,924
Operations		1,134		1,460		5,155		8,212
General and administrative		2,983		2,598		10,364		11,189
Sales and marketing		240		306		815		4,243
Depreciation and amortization		977		2,971		4,990		12,370
Total operating expenses		14,140		16,895		56,296		78,938
Operating loss		(3,217)		(2,666)		(7,277)		(18,183)
Interest expense, net		(1,821)		(1,794)		(9,322)		(5,363)
Gain on extinguishment of debt		13,418		—		13,418		—
Other income , net		65		5		245		135
Income (loss) before income taxes		8,445		(4,455)		(2,936)		(23,411)
Income tax benefit		156		11		—		62
Income (loss), from continuing operations net of income taxes		8,601		(4,444)		(2,936)		(23,349)
Income (loss) from discontinued operations, net of income taxes		304		20		(5,498)		120
Net income (loss)		$8,905		$(4,423)		$(8,434)		$(23,229)

Net income (loss) per common share, basic and diluted
from continuing operations		$0.05		$(0.02)	$	nil		$(0.20)
Net income (loss) per common share, basic and diluted
from discontinued operations	$	nil	$	nil		$(0.02)	$	nil
Net income (loss) per share basic and diluted		$0.05		$(0.02)		$(0.02)		$(0.20)

DSL.net, Inc.
Other Data
(dollars in thousands, except per share data)

	(unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Other data:
Reconciliation of net income (loss) to adjusted EBITDA & free cash flow:
Net income (loss)	$8,905	$(4,423)	$(8,434)	$(23,229)
Less: (gain) on extinguishment of debt	(13,418)	—	(13,418)	—
Less: other (income) expense, net	(406)	(20)	(585)	(135)
Plus: impairment loss on discontinued operations	—	—	6,033	—
Plus: interest expense, net	1,821	1,794	9,322	5,363
Plus: depreciation and amortization	1,082	3,174	5,522	13,132
Adjusted EBITDA	(2,016)	525	(1,560)	(4,869)
Less: capital expenditures	(30)	(131)	(392)	(651)
Free cash flow	$(2,046)	$394	$(1,952)	$(5,520)

DSL.net, Inc.
Calculation of Earnings Per Share
(dollars in thousands, except per share data)

	(unaudited)
	Three Months Ended				Twelve Months Ended
Calculation of Earnings Per Share:	December 31,				December 31,
	2005		2004		2005		2004
Net income (loss) applicable to common stockholders from continuing operations:
Net income (loss )		$8,601		$(4,444)		$(2,936)		$(23,349)
Dividends on preferred stock		—		—		—		(950)
Accretion of preferred stock		—		—		—		(8,852)
Fair value of Series Z preferred stock		—		—		—		(2,630)
Cancellation of Series Z preferred stock		2,630		—		2,630		—

Net income (loss) applicable to common stockholders from continuing operations		$11,231		$(4,444)		$(306)		$(35,781)

Net income (loss) applicable to common stockholders from discontinued operations		$304		$20		$(5,498)		$120
Net income (loss) applicable to common stockholders:
Net gain (loss )		$8,905		$(4,423)		$(8,434)		$(23,229)
Dividends on preferred stock		—		—		—		(950)
Accretion of preferred stock		—		—		—		(8,852)
Fair value of Series Z preferred stock		—		—		—		(2,630)
Cancellation of Series Z preferred stock		2,630		—		2,630		—
Net income (loss) applicable to common stockholders		$11,535		$(4,423)		$(5,804)		$(35,661)

Net income (loss) per common share, basic and diluted from continuing operations		$0.05		$(0.02)	$	nil		$(0.20)

Net income (loss) per common share, basic and diluted from discontinued operations	$	nil	$	nil		$(0.02)	$	nil
Net income (loss) per share basic and diluted		$0.05		$(0.02)		$(0.02)		$(0.20)

Shares used in computing net income (loss) per share, basic and diluted		233,620,817		233,619,817		233,620,653		181,831,059

DSL.net, Inc.
Condensed Balance Sheets
(dollars in thousands)

Condensed Balance Sheets:	December 31,
	2005	2004

Cash and cash equivalents	$8,765	$7,029
Accounts receivable, net of allowances	4,210	5,932
Inventory	215	377
Deferred costs	110	424
Prepaid expenses and other current assets	2,009	3,766
Assets of discontinued operations	—	10,202
Total current assets	15,309	27,730

Fixed assets, net	6,859	11,678
Other intangible assets, net	—	47
Other assets	674	1,407
Total assets	$22,842	$40,862

Notes payable, net of discount	$10,289	$—
Other current liabilities	8,838	13,039
Financial instrument derivatives, current portion	6	—
Liabilities of discontinued operations	—	887
Total current liabilities	19,133	13,926
Notes payable, less current portion, net of discount	—	14,544
Financial instrument derivatives, less current portion	37	286
Stockholders’ equity	3,672	12,106
Total liabilities and stockholders' equity	$22,842	$40,862